Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS RECORD SECOND QUARTER

2014 EARNINGS

●	Second quarter 2014 earnings per share (diluted) increased 21.3% to $1.08 compared with the second quarter 2013
●	Net income increased $21.662 million or 40.2% compared with the second quarter 2013
●	Nonperforming assets remain low at 0.15% of second quarter average earning assets
●	Loans increased $3.136 billion or 50.8% compared with the second quarter 2013
●	Deposits increased $4.772 billion or 38.2% compared with the second quarter 2013

HOUSTON, July 25, 2014. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended June 30, 2014, of $75.506 million or $1.08 per diluted common share, an increase in net income of $21.662 million or 40.2%, compared with $53.844 million, and an increase in diluted earnings per share of 21.3%, compared with $0.89 per diluted common share for the same period in 2013.

“I am proud of the strong results our team has generated in the second quarter of 2014. We achieved diluted earnings per share of $1.08 for the quarter, an increase of 21.3% compared with the second quarter of 2013, and continued to see good organic loan growth with our legacy bank. Excluding loans acquired in acquisitions, loans at June 30, 2014 grew 8.4% compared with June 30, 2013 and 3.0% (11.8% annualized) on a linked quarter basis,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“We are finished with the operational integration of F&M Bank in Tulsa and look forward to building and growing strong relationships with customers and associates in the Tulsa and Dallas markets served by F&M. The F&M Bank associates have been great to work with and we look forward to them assuming leadership roles in our company and helping take us forward,” continued Zalman.

“I continue to see growth and prosperity for our company. Texas and Oklahoma continue to have some of the best economies in the United States and show positive economic and growth trends,” concluded Zalman.

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. As a result of acquisitions, and thus purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”). Prosperity has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended June 30, 2014

For the three months ended June 30, 2014, net income was $75.506 million compared with $53.844 million for the same period in 2013. Net income per diluted common share was $1.08 for the three months ended June 30, 2014, compared with $0.89 for the same period in 2013. Net income for the quarter includes one-time merger expenses of $2.026 million. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2014 were 1.42%, 9.75% and 24.06%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 42.90% for the three months ended June 30, 2014.

Net interest income before provision for credit losses for the quarter ended June 30, 2014 increased 46.6% to $174.055 million, compared with $118.742 million during the same period in 2013. The increase was primarily due to a 30.7% increase in average interest-earning assets for the same period. The net interest margin on a tax equivalent basis for the three months ended June 30, 2014 increased to 3.83%, compared with 3.43% for the same period in 2013 and increased from 3.62% for the three months ended March 31, 2014. Linked quarter net interest income before provision for credit losses increased 21.1% or $30.364 million to $174.055 million, compared with $143.691 million during the three months ended March 31, 2014, primarily due to the acquisition of F&M Bancorporation Inc. and its wholly-owned subsidiary, The F&M Bank and Trust Company (collectively, “F&M”) and an $11.877 million increase in purchase accounting adjustments from purchased loans. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis decreased on a linked quarter basis from 3.33% for the quarter ended March 31, 2014 to 3.31% for the quarter ended June 30, 2014.

Noninterest income increased $8.727 million or 34.5% to $34.001 million for the three months ended June 30, 2014, compared with $25.274 million for the same period in 2013. This increase was primarily due to an increase in fees and service charges as a result of the additional accounts acquired from F&M and FVNB Corp. and its wholly-owned subsidiary, First Victoria National Bank (collectively, “FVNB”). Trust and brokerage income increased as a result of the additional products and services acquired through the acquisition of FVNB in 2013. These increases were partially offset by a decrease in debit card income as a result of the Durbin Amendment that became effective on July 1, 2013. As a result of this legislation, the Federal Reserve imposed limits on the amount of interchange, or swipe, fees that can be collected for financial institutions that have assets of $10 billion or more. On a linked quarter basis, noninterest income increased $5.397 million or 18.9% primarily due to gains on the sale of assets, including the sale of certain bank buildings, gains on other real estate owned, life insurance proceeds received and increased fees and service charges resulting from the additional accounts acquired in the F&M acquisition consummated during the second quarter of 2014.

Noninterest expense increased $27.396 million or 44.7% to $88.696 million for the three months ended June 30, 2014, compared with $61.300 million for the same period in 2013. This increase was primarily due to additional noninterest expenses associated with the acquisitions of FVNB and F&M. On a linked quarter basis, noninterest expense increased 24.9% or $17.662 million primarily due to the additional salaries and benefits and other noninterest expenses associated with the F&M acquisition. Additionally, one-time pre-tax merger expenses of $2.026 million primarily related to the F&M acquisition were recorded during the second quarter of 2014.

Loans at June 30, 2014 were $9.308 billion, an increase of $3.136 billion or 50.8%, compared with $6.172 billion at June 30, 2013, primarily due to the acquisitions of FVNB and F&M. Linked quarter loans increased $1.556 billion or 20.1% from $7.752 billion at March 31, 2014 due mainly to the acquisition of F&M.

Deposits at June 30, 2014 were $17.281 billion, an increase of $4.772 billion or 38.2%, compared with $12.509 billion at June 30, 2013, primarily due to the acquisitions of FVNB and F&M. Linked quarter deposits increased $1.821 billion or 11.8% from $15.460 billion at March 31, 2014 due mainly to the acquisition of F&M.

Average loans increased 54.8% or $3.354 billion to $9.468 billion for the quarter ended June 30, 2014, compared with $6.115 billion for the same period in 2013. On a linked quarter basis, average loans increased 22.1% or $1.712 billion from $7.756 billion for the quarter ended March 31, 2014. Average deposits increased 35.3% or $4.483 billion to $17.164 billion for the quarter ended June 30, 2014, compared with $12.681 billion for the same period of 2013. On a linked quarter basis, average deposits increased 11.6% or $1.782 billion from $15.382 billion for the quarter ended March 31, 2014.

Results of operations for the six months ended June 30, 2014

For the six months ended June 30, 2014, net income was $142.643 million, compared with $103.149 million for the same period in 2013. Net income per diluted common share was $2.10 for the six months ended June 30, 2014, compared with $1.76 for the same period in 2013. Returns on average assets, average common equity and average tangible common equity, each on an annualized basis, for the six months ended June 30, 2014 were 1.43%, 9.72% and 24.12%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 42.51% for the six months ended June 30, 2014.

Net interest income before provision for credit losses for the six months ended June 30, 2014, increased 40.1% to $317.746 million, compared with $226.824 million during the same period in 2013. The increase was primarily due to a 28.0% increase in average interest-earning assets over the same period. The net interest margin on a tax equivalent basis for the six months ended June 30, 2014 increased to 3.73%, compared with 3.43% for the same period in 2013. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis increased to 3.32% for the six months ended June 30, 2014 from 3.12% for the same period in 2013.

Noninterest income increased $13.890 million or 28.5% to $62.605 million for the six months ended June 30, 2014, compared with $48.715 million for the same period in 2013. This increase was primarily due to the effects of the additional accounts acquired in the acquisitions of Coppermark Bancshares Inc. and its wholly-owned subsidiary, Coppermark Bank (collectively, “Coppermark”), FVNB and F&M completed in 2013 and 2014. Additionally, trust and brokerage income increased as a result of the additional products and services acquired through the FVNB acquisition. In addition, gain on the sale of assets increased $4.8 million during the six months ended June 30, 2014 compared to the same period in 2013, primarily due to a $2.224 million gain that was recorded during the first quarter of 2014 on the sale of the agent bank credit card and agent bank merchant processing business of Bankers Credit Card Services, Inc., a subsidiary acquired as part of the acquisition of Coppermark.

Noninterest expense increased $42.663 million or 36.4% to $159.730 million for the six months ended June 30, 2014, compared with $117.067 million for the same period in 2013. This increase was primarily due to additional noninterest expenses associated with the acquisitions of Coppermark, FVNB and F&M. Additionally, total noninterest expense for the six months ended June 30, 2014 included one-time pre-tax merger expenses of $2.757 million related primarily to the F&M and FVNB acquisitions.

Average loans increased 51.4% or $2.925 billion to $8.617 billion for the six months ended June 30, 2014, compared with $5.692 billion for the same period in 2013. Average deposits increased 33.2% or $4.054 billion to $16.277 billion for the six months ended June 30, 2014, compared with $12.223 billion for the same period of 2013.

The table below provides detail on loans acquired and deposits assumed in the acquisitions of East Texas Financial Services Inc. and First Federal Bank Texas (collectively “East Texas Financial Services”), Coppermark, FVNB and F&M completed on January 1, 2013, April 1, 2013, November 1, 2013 and April 1, 2014, respectively:

Balance Sheet Data (at period end)
(In thousands)
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loans acquired (including new production since respective acquisition dates):
East Texas Financial Services	$85,910	$92,474	$99,281	$104,403	$111,626
Coppermark	560,692	580,416	616,333	688,656	772,965
FVNB	1,424,395	1,509,927	1,588,238	-	-
F&M	1,502,836	-	-	-	-
All other	5,734,329	5,569,583	5,471,369	5,389,530	5,287,892
Total loans	$9,308,162	$7,752,400	$7,775,221	$6,182,589	$6,172,483

Deposits assumed (including new deposits since respective acquisition dates):
East Texas Financial Services	$71,696	$76,734	$81,200	$90,649	$88,289
Coppermark	987,074	1,014,436	1,031,993	1,073,567	1,087,137
FVNB	2,105,120	2,164,824	2,239,415	-	-
F&M	2,090,468	-	-	-	-
All other	12,026,697	12,204,063	11,938,663	11,291,583	11,333,224
Total deposits	$17,281,055	$15,460,057	$15,291,271	$12,455,799	$12,508,650

As reflected in the table above, loan and deposit growth was impacted by the acquisitions of East Texas Financial Services, Coppermark, FVNB and F&M. Excluding loans acquired in these acquisitions and new production at the acquired banking centers since the respective acquisition dates, loans at June 30, 2014 grew $446.437 million or 8.4% compared with June 30, 2013 and increased $164.746 million or 3.0% (11.8% annualized) on a linked quarter basis. Excluding deposits assumed in these acquisitions and new deposits generated at the acquired banking centers since the respective acquisition dates, deposits at June 30, 2014 grew $693.473 million or 6.1% compared with June 30, 2013 and decreased $177.366 million or 1.5% on a linked quarter basis.

At June 30, 2014, Prosperity had $21.2 billion in total assets, $9.308 billion in loans and $17.281 billion in deposits. Assets, loans and deposits at June 30, 2014 increased by 30.6%, 50.8% and 38.2%, respectively, compared with their respective levels at June 30, 2013.

Asset Quality

Nonperforming assets totaled $28.521 million or 0.15% of quarterly average earning assets at June 30, 2014, compared with $14.864 million or 0.11% of quarterly average earning assets at June 30, 2013, and $18.696 million or 0.11% of quarterly average earning assets at March 31, 2014. The allowance for credit losses was 0.79% of total loans at June 30, 2014, 0.91% of total loans at June 30, 2013 and 0.87% of total loans at March 31, 2014. Excluding loans acquired that are accounted for under ASC Topics 310-20 and 310-30, the allowance for credit losses was 1.15% of remaining loans as of June 30, 2014, compared with 1.18% at both June 30, 2013 and March 31, 2014. Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

The provision for credit losses was $6.325 million for the three months ended June 30, 2014, compared with $600 thousand for the three months ended March 31, 2014 and $2.550 million for the three months ended June 30, 2013. The provision for credit losses was $6.925 million for the six months ended June 30, 2014, compared with $5.350 million for the six months ended June 30, 2013.

Net charge offs were $155 thousand for the three months ended June 30, 2014, compared with $786 thousand for the three months ended March 31, 2014 and $1.423 million for the three months ended June 30, 2013. Net charge offs were $941 thousand for the six months ended June 30, 2014, compared with $1.738 million for the six months ended June 30, 2013.

Conference Call

Prosperity’s management team will host a conference call on Friday, July 25, 2014 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s second quarter 2014 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 8369040.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at http://www.prosperitybankusa.com. The webcast may be accessed directly from Prosperity’s home page by clicking the “Investor Relations” tab and then the “Presentations & Calls” link.

Acquisition of F&M Bancorporation

On April 1, 2014, Prosperity completed the acquisition of F&M Bancorporation Inc. (“FMBC”) and its wholly-owned subsidiary, The F&M Bank & Trust Company (“F&M”) headquartered in Tulsa, Oklahoma. F&M Bank operated 13 banking offices: 9 in Tulsa, Oklahoma and surrounding areas; 3 in Dallas, Texas; and 1 loan production office in Oklahoma City, Oklahoma. As of March 31, 2014, FMBC, on a consolidated basis, reported total assets of $2.412 billion, total loans of $1.738 billion and total deposits of $2.267 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 3,298,022 shares of Prosperity common stock plus $34.240 million in cash for all outstanding shares of FMBC capital stock, which resulted in goodwill of $214.583 million as of June 30, 2014. The goodwill balance as of June 30, 2014 does not include subsequent fair value adjustments that are still being finalized.

Acquisition of FVNB Corp.

On November 1, 2013, Prosperity completed the acquisition of FVNB Corp. and its wholly-owned subsidiary, First Victoria National Bank headquartered in Victoria, Texas. First Victoria National Bank operated 33 banking offices: 4 in Victoria, Texas; 7 in the South Texas area including Corpus Christi; 6 in the Bryan/College Station area; 5 in the Central Texas area including New Braunfels; and 11 in the Houston area including The Woodlands and Huntsville. As of September 30, 2013, FVNB, on a consolidated basis, reported total assets of $2.473 billion, total loans of $1.648 billion and total deposits of $2.195 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 5,570,667 shares of Prosperity common stock plus $91.250 million in cash for all outstanding shares of FVNB Corp. capital stock, which resulted in goodwill of $331.090 million as of June 30, 2014. Additionally, the Company recognized $18.411 million of core deposit intangibles as of June 30, 2014. These goodwill and core deposit intangible balances as of June 30, 2014 do not include subsequent fair value adjustments that are still being finalized.

Acquisition of Coppermark Bancshares, Inc.

On April 1, 2013, Prosperity completed the acquisition of Coppermark Bancshares, Inc. and its wholly-owned subsidiary, Coppermark Bank headquartered in Oklahoma City, Oklahoma. Coppermark operated 9 full-service banking offices: 6 in Oklahoma City, Oklahoma and surrounding areas and 3 in the Dallas, Texas area. As of March 31, 2013, Coppermark reported, on a consolidated basis, total assets of $1.248 billion, total loans of $847.558 million and total deposits of $1.120 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 3,258,718 shares of Prosperity common stock plus $60.0 million in cash for all outstanding shares of Coppermark Bancshares capital stock, which resulted in goodwill of $117.653 million. Additionally, the Company recognized $1.514 million of core deposit intangibles.

Acquisition of East Texas Financial Services, Inc.

On January 1, 2013, Prosperity completed the acquisition of East Texas Financial Services, Inc. (OTC BB: FFBT) and its wholly-owned subsidiary, First Federal Bank Texas (“Firstbank”). Firstbank operated 4 banking offices in the Tyler MSA, including 3 locations in Tyler, Texas and 1 location in Gilmer, Texas. As of December 31, 2012, East Texas Financial Services reported, on a consolidated basis, total assets of $165.955 million, total loans of $129.307 million and total deposits of $112.293 million.

Pursuant to the terms of the acquisition agreement, Prosperity issued 530,940 shares of Prosperity common stock for all outstanding shares of East Texas Financial Services capital stock, which resulted in goodwill of $15.007 million.

Prosperity Bancshares, Inc. ®

As of June 30, 2014, Prosperity Bancshares Inc. ®, named America’s Best Bank for 2014 by Forbes, is a $21.248 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services and Mobile Banking. Prosperity currently operates 246 full-service banking locations: 62 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 37 in the Dallas/Fort Worth area; 22 in the East Texas area; 30 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 9 in the Tulsa, Oklahoma area.

Bryan/College Station Area -	Fort Worth -	Other Houston Area	West Texas Area -
Bryan	Haltom City	Locations -	Abilene -
Bryan-29th Street	Keller	Angleton	Antilley Road
Bryan-East	Roanoke	Bay City	Barrow Street
Bryan-North	Stockyards	Beaumont	Cypress Street
Caldwell		Cinco Ranch	Judge Ely
College Station	Other Dallas/Fort Worth Locations -	Cleveland	Mockingbird
Crescent Point	Arlington	East Bernard
Hearne	Azle	El Campo	Lubbock -
Huntsville	Ennis	Dayton	4th Street
Madisonville	Gainesville	Galveston	66th Street
Navasota	Glen Rose	Groves	82nd Street
New Waverly	Granbury	Hempstead	86th Street
Rock Prairie	Mesquite	Hitchcock	98th Street
Southwest Parkway	Muenster	Katy	Avenue Q
Tower Point	Sanger	Katy-Spring Green	North University
Wellborn Road	Waxahachie	Liberty	Texas Tech Student Union
	Weatherford	Magnolia
Central Texas Area -		Magnolia Parkway	Midland -
Austin -	East Texas Area -	Mont Belvieu	Wadley
183	Athens	Nederland	Wall Street
Allandale	Blooming Grove	Needville
Cedar Park	Canton	Rosenberg	Odessa -
Congress	Carthage	Shadow Creek	Grandview
Lakeway	Corsicana	Spring	Grant
Liberty Hill	Crockett	Sweeny	Kermit Highway
Northland	Eustace	The Woodlands-I-45	Parkway
Oak Hill	Gilmer	The Woodlands-Research Forest
Research Blvd	Grapeland	Tomball	Other West Texas Locations -
Westlake	Gun Barrel City	Waller	Big Spring
	Jacksonville	West Columbia	Brownfield
Other Central Texas Locations -	Kerens	Wharton	Brownwood
Bastrop	Longview	Winnie	Cisco
Canyon Lake	Mount Vernon	Wirt	Comanche
Dime Box	Palestine		Early
Dripping Springs	Rusk	South Texas Area -	Floydada
Elgin	Seven Points	Corpus Christi -	Gorman
Flatonia	Teague	Airline	Levelland
Georgetown	Tyler-Beckham	Calallen	Littlefield
Gruene	Tyler-South Broadway	Carmel	Merkel
Kingsland	Tyler-University	Northwest	Plainview
La Grange	Winnsboro	Saratoga	San Angelo
Lexington		Timbergate	Slaton
New Braunfels	Houston Area -	Water Street	Snyder
Pleasanton	Houston -
Round Rock	Aldine	Other South Texas	Oklahoma
San Antonio	Allen Parkway	Locations -	Central Oklahoma-
Schulenburg	Bellaire	Alice	23rd Street
Seguin	Beltway	Aransas Pass	Edmond
Smithville	Clear Lake	Beeville	Expressway
Thorndale	Copperfield	Colony Creek	I-240
Weimar	Cypress	Cuero	Memorial
	Downtown	Edna	Norman
Dallas/Fort Worth Area -	Eastex	Goliad
Dallas -	Fairfield	Gonzales	Tulsa-
Abrams Centre	First Colony	Hallettsville	Garnett
Balch Springs	Gessner	Kingsville	Harvard
Camp Wisdom	Gladebrook	Mathis	Memorial
Cedar Hill	Heights	Padre Island	Owasso
Dallas – Central Expressway	Highway 6 West	Palacios	Sheridan
Forest Park	Little York	Port Lavaca	S. Harvard
Frisco	Medical Center	Portland	Utica Square
Frisco-West	Memorial Drive	Rockport	Utica Tower
Independence	Northside	Sinton	Yale
Kiest	Pasadena	Taft
McKinney	Pecan Grove	Victoria
McKinney-Stonebridge	River Oaks	Victoria-Navarro
Midway	Sugar Land	Victoria-North
Northwest Highway	SW Medical Center	Yoakum
Plano	Tanglewood	Yorktown
Preston Forest	Uptown
Preston Road	Waugh Drive
Red Oak	Westheimer
Sachse	West University
The Colony	Woodcreek
Turtle Creek
Westmoreland

- - -

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
Balance Sheet Data (at period end)
Total loans	$9,308,162	$7,752,400	$7,775,221	$6,182,589	$6,172,483
Investment securities(A)	8,851,235	8,561,337	8,224,448	7,771,345	8,017,884
Federal funds sold	3,630	382	400	1,121	606
Allowance for credit losses	(73,266)	(67,096)	(67,282)	(59,913)	(56,176)
Cash and due from banks	509,853	349,860	380,990	269,987	250,542
Goodwill	1,894,270	1,672,004	1,671,520	1,351,782	1,350,834
Core deposit intangibles, net	37,072	39,702	42,049	25,233	26,688
Other real estate owned	5,093	7,372	7,299	7,432	10,244
Fixed assets, net	285,751	280,812	282,925	232,240	227,455
Other assets	426,306	316,360	324,458	272,463	270,158
Total assets	$21,248,106	$18,913,133	$18,642,028	$16,054,279	$16,270,718

Noninterest-bearing deposits	$4,921,398	$4,142,042	$4,108,835	$3,368,357	$3,283,082
Interest-bearing deposits	12,359,657	11,318,015	11,182,436	9,087,442	9,225,568
Total deposits	17,281,055	15,460,057	15,291,271	12,455,799	12,508,650
Securities sold under repurchase agreements	388,342	349,074	364,357	431,969	481,170
Other borrowings	200,210	40,451	10,689	605,951	781,215
Junior subordinated debentures	167,531	124,231	124,231	85,055	85,055
Other liabilities	90,374	98,566	64,662	86,393	69,346
Total liabilities	18,127,512	16,072,379	15,855,210	13,665,167	13,925,436
Shareholders' equity(B)	3,120,594	2,840,754	2,786,818	2,389,112	2,345,282
Total liabilities and equity	$21,248,106	$18,913,133	$18,642,028	$16,054,279	$16,270,718

(A) Includes $6,706, $7,023, $7,512, $8,588 and $9,724 in unrealized gains on available for sale securities for the quarterly periods ending June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively.

(B) Includes $4,359, $4,565, $4,883, $5,582 and $6,321 in after-tax unrealized gains on available for sale securities for the quarterly periods ending June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Jun 30, 2014	Jun 30, 2013

Income Statement Data
Interest income:
Loans	$138,655	$107,144	$110,575	$94,236	$89,842	$245,799	$171,306
Securities(C)	47,670	47,056	45,100	41,961	39,384	94,726	75,932
Federal funds sold and other earning assets	178	48	76	16	76	226	95
Total interest income	186,503	154,248	155,751	136,213	129,302	340,751	247,333

Interest expense:
Deposits	10,918	9,387	9,048	8,314	9,170	20,305	17,860
Securities sold under repurchase agreements	254	237	280	317	312	491	1,211
Junior subordinated debentures	1,087	775	730	610	606	1,862	604
Other borrowings	189	158	224	439	472	347	834
Total interest expense	12,448	10,557	10,282	9,680	10,560	23,005	20,509
Net interest income	174,055	143,691	145,469	126,533	118,742	317,746	226,824
Provision for credit losses	6,325	600	7,865	4,025	2,550	6,925	5,350
Net interest income after provision for credit losses	167,730	143,091	137,604	122,508	116,192	310,821	221,474

Noninterest income:
Nonsufficient funds (NSF) fees	9,099	8,870	9,669	8,649	8,346	17,969	16,855
Credit card, debit card and ATM card income	5,532	4,724	4,662	4,307	7,007	10,256	13,494
Service charges on deposit accounts	4,823	4,037	3,460	3,169	3,304	8,860	6,235
Trust income	2,044	1,800	1,542	901	896	3,844	1,913
Mortgage income	1,208	593	549	931	1,567	1,801	2,558
Brokerage income	1,401	1,269	719	233	263	2,670	566
Bank owned life insurance income	1,365	1,028	1,011	916	932	2,393	1,708
Net gain (loss) on sale of assets	1,301	3,310	40	126	(180)	4,611	(179)
Net gain (loss) on sale of other real estate	1,404	(60)	196	(864)	237	1,344	132
Other noninterest income	5,824	3,033	3,310	3,186	2,902	8,857	5,433
Total noninterest income	34,001	28,604	25,158	21,554	25,274	62,605	48,715

Noninterest expense:
Salaries and benefits	54,126	43,408	40,633	37,135	37,517	97,534	70,726
Net occupancy and equipment	5,996	5,339	4,893	5,094	4,669	11,335	8,947
Debit card, data processing and software amortization	4,009	3,184	3,333	2,756	3,249	7,193	5,819
Regulatory assessments and FDIC insurance	3,886	2,726	2,771	2,516	2,579	6,612	4,974
Core deposit intangibles amortization	2,630	2,045	1,594	1,455	1,341	4,675	3,096
Depreciation	3,522	3,201	3,072	2,679	2,464	6,723	4,842
Communications	2,919	2,737	2,468	2,397	2,410	5,656	4,606
Other real estate expense	188	396	176	75	237	584	460
Other noninterest expense	11,420	7,998	9,652	7,430	6,834	19,418	13,597
Total noninterest expense	88,696	71,034	68,592	61,537	61,300	159,730	117,067
Income before income taxes	113,035	100,661	94,170	82,525	80,166	213,696	153,122
Provision for income taxes	37,529	33,524	31,199	27,247	26,322	71,053	49,973
Net income available to common shareholders	$75,506	$67,137	$62,971	$55,278	$53,844	$142,643	$103,149

(C) Interest income on securities was reduced by net premium amortization of $12,837, $12,280, $12,017, $15,136 and $18,838 for the three month periods ended June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively, and $25,117 and $41,548 for the six month periods ended June 30, 2014 and June 30, 2013, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to Date
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Jun 30, 2014	Jun 30, 2013

Profitability
Net income	$75,506	$67,137	$62,971	$55,278	$53,844	$142,643	$103,149

Basic earnings per share	$1.08	$1.01	$0.98	$0.92	$0.89	$2.10	$1.76
Diluted earnings per share	$1.08	$1.01	$0.98	$0.91	$0.89	$2.10	$1.76

Return on average assets (D)	1.42%	1.43%	1.42%	1.37%	1.33%	1.43%	1.33%
Return on average common equity (D)	9.75%	9.52%	9.53%	9.31%	9.27%	9.72%	9.25%
Return on average tangible common equity (D) (E)	24.06%	24.23%	23.97%	22.14%	22.32%	24.12%	22.31%
Tax equivalent net interest margin (F)	3.83%	3.62%	3.82%	3.59%	3.43%	3.73%	3.43%
Efficiency ratio(G)	42.90%	42.04%	40.21%	41.59%	42.51%	42.51%	42.46%

Liquidity and Capital Ratios
Equity to assets	14.69%	15.02%	14.95%	14.88%	14.41%	14.69%	14.41%
Tier 1 risk-based capital	12.50%	13.85%	13.29%	14.74%	14.15%	12.50%	14.15%
Total risk-based capital	13.18%	14.59%	14.03%	15.55%	14.91%	13.18%	14.91%
Tier 1 leverage capital	6.98%	7.30%	7.44%	7.37%	7.07%	6.98%	7.07%
Tangible equity to tangible assets(E)	6.16%	6.56%	6.35%	6.90%	6.50%	6.16%	6.50%

Other Data
Shares used in computed earnings per share
Basic	69,667	66,186	64,024	60,344	60,250	67,936	58,629
Diluted	69,728	66,280	64,173	60,504	60,394	68,014	58,774
Period end shares outstanding	69,744	66,261	66,048	60,383	60,315	69,744	60,315
Cash dividends paid per common share	$0.240	$0.240	$0.240	$0.215	$0.215	$0.480	$0.430
Book value per share	$44.74	$42.87	$42.19	$39.57	$38.88	$44.74	$38.88
Tangible book value per share(E)	$17.05	$17.04	$16.27	$16.76	$16.05	$17.05	$16.05

Common Stock Market Price
High	$67.49	$67.68	$65.49	$62.00	$52.40	$67.68	$52.38
Low	56.04	59.75	61.18	51.85	44.33	56.04	42.38
Period end closing price	62.60	66.15	63.39	61.84	51.79	62.60	51.79
Employees – FTE	3,199	2,888	2,995	2,454	2,496	3,199	2,496
Number of banking centers	247	236	238	218	219	247	219

(D) Interim periods annualized.

(E) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(F) Net interest margin for all periods presented is calculated on an actual 365 day basis.

(G) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities. Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Jun 30, 2014				Mar 31, 2014				Jun 30, 2013
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

Interest-Earning Assets:
Loans	$9,468,136	$138,655	5.87%		$7,755,997	$107,144	5.60%		$6,114,598	$89,842	5.89%
Investment securities	8,748,322	47,670	2.19%	(H)	8,466,946	47,056	2.25%	(H)	7,964,157	39,384	1.98%	(H)
Federal funds sold and other earning assets	234,302	178	0.30%		101,700	48	0.19%		35,113	76	0.87%
Total interest-earning assets	18,450,760	$186,503	4.05%		16,324,643	$154,248	3.83%		14,113,868	$129,302	3.67%
Allowance for credit losses	(72,587)				(67,222)				(57,754)
Noninterest-earning assets	2,939,375				2,550,893				2,114,816
Total assets	$21,317,548				$18,808,314				$16,170,930

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,568,475	$2,272	0.26%		$3,554,366	$2,132	0.24%		$2,580,750	$2,100	0.33%
Savings and money market deposits	5,479,978	3,550	0.26%		4,992,442	3,155	0.26%		4,261,466	3,172	0.30%
Certificates and other time deposits	3,379,819	5,096	0.60%		2,816,701	4,100	0.59%		2,543,895	3,898	0.61%
Securities sold under repurchase agreements	382,692	254	0.27%		347,747	237	0.28%		471,430	312	0.27%
Junior subordinated debentures	167,531	1,087	2.60%		124,231	775	2.53%		85,055	606	2.86%
Other borrowings	140,906	189	0.54%		51,932	158	1.23%		541,034	472	0.35%
Total interest-bearing liabilities	13,119,401	$12,448	0.38%	(I)	11,887,419	$10,557	0.36%	(I)	10,483,630	$10,560	0.40%	(I)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	4,735,575				4,018,094				3,295,211
Other liabilities	365,169				82,288				69,741
Total liabilities	18,220,145				15,987,801				13,848,582
Shareholders' equity	3,097,403				2,820,513				2,322,348
Total liabilities and shareholders' equity	$21,317,548				$18,808,314				$16,170,930

Net interest income and margin		$174,055	3.78%			$143,691	3.57%			$118,742	3.37%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		2,083				2,052				2,063

Net interest income and margin (tax equivalent basis)		$176,138	3.83%			$145,743	3.62%			$120,805	3.43%

(H) Yield on securities was impacted by net premium amortization of $12,837, $12,280 and $18,838 for the three month periods ended June 30, 2014, March 31, 2014 and June 30, 2013, respectively.

(I) Total cost of funds, including noninterest-bearing deposits, was 0.28%, 0.27% and 0.31% for the three months ended June 30, 2014, March 31, 2014 and June 30, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Jun 30, 2014				Jun 30, 2013
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

Interest-Earning Assets:
Loans	$8,616,796	$245,799	5.75%		$5,691,541	$171,306	6.07%
Investment securities	8,608,411	94,726	2.22%	(J)	7,860,438	75,932	1.95%	(J)
Federal funds sold and other earning assets	168,368	226	0.27%		34,954	95	0.55%
Total interest-earning assets	17,393,575	$340,751	3.95%		13,586,933	$247,333	3.67%
Allowance for credit losses	(69,919)				(55,513)
Noninterest-earning assets	2,746,112				1,982,871
Total assets	$20,069,768				$15,514,291

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,561,460	$4,404	0.25%		$2,619,902	$4,309	0.33%
Savings and money market deposits	5,237,557	6,705	0.26%		4,027,242	6,001	0.30%
Certificates and other time deposits	3,099,815	9,196	0.60%		2,457,676	7,550	0.62%
Securities sold under repurchase agreements	365,316	491	0.27%		460,049	604	0.26%
Junior subordinated debentures	145,881	1,862	2.57%		85,055	1,211	2.87%
Other borrowings	96,666	347	0.72%		450,082	834	0.37%
Total interest bearing liabilities	12,506,695	$23,005	0.37%	(K)	10,100,006	$20,509	0.41%	(K)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	4,378,471				3,118,400
Other liabilities	224,497				66,251
Total liabilities	17,109,663				13,284,657
Shareholders' equity	2,960,105				2,229,634
Total liabilities and shareholders' equity	$20,069,768				$15,514,291

Net interest income and margin		$317,746	3.68%			$226,824	3.37%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		4,135				4,188

Net interest income and margin (tax equivalent basis)		$321,881	3.73%			$231,012	3.43%

(J) Yield on securities was impacted by net premium amortization of $25,117 and $41,548 for the six month periods ended June 30, 2014 and June 30, 2013, respectively.

(K) Total cost of funds, including noninterest-bearing deposits, was 0.27% and 0.31% for the six month periods ended June 30, 2014 and June 30, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Jun 30, 2014	Jun 30, 2013
Adjustment to Loan Yield (L)
Interest on loans, as reported	$138,655	$107,144	$110,575	$94,236	$89,842	$245,799	$171,306
Remove purchase accounting adjustment- loan discount accretion	(25,352)	(13,475)	(19,979)	(16,421)	(12,031)	(38,827)	(26,323)
Interest on loans without discount accretion	$113,303	$93,669	$90,596	$77,815	$77,811	$206,972	$144,983
Average loans	$9,468,136	$7,755,997	$7,238,438	$6,173,394	$6,114,598	$8,616,796	$5,691,541
Loan yield without discount accretion	4.80%	4.90%	4.97%	5.00%	5.10%	4.84%	5.14%
Loan yield, as reported	5.87%	5.60%	6.06%	6.06%	5.89%	5.75%	6.07%

Adjustment to Securities Yield (L)
Interest on securities, as reported	$47,670	$47,056	$45,100	$41,961	$39,384	$94,726	$75,932
Remove purchase accounting adjustment- securities amortization	1,570	1,964	1,892	2,275	2,599	3,534	5,705
Interest on securities including amortization	$49,240	$49,020	$46,992	$44,236	$41,983	$98,260	$81,637
Average securities	$8,748,322	$8,466,946	$7,992,673	$8,015,221	$7,964,157	$8,608,411	$7,860,438
Securities yield without purchase accounting adjustment	2.26%	2.35%	2.33%	2.19%	2.11%	2.30%	2.09%
Securities yield, as reported	2.19%	2.25%	2.24%	2.08%	1.98%	2.22%	1.95%

Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield)	3.31%	3.33%	3.35%	3.19%	3.09%	3.32%	3.12%

Net Interest Margin (tax equivalent basis), as reported	3.83%	3.62%	3.82%	3.59%	3.43%	3.73%	3.43%

Net income available to common shareholders, as reported	$75,506	$67,137	$62,971	$55,278	$53,844	$142,643	$103,149
Less: Purchase accounting adjustments, net of tax (M)	(15,886)	(7,677)	(12,095)	(9,476)	(6,335)	(23,556)	(13,925)
Net income available to common shareholders, adjusted	$59,620	$59,460	$50,876	$45,802	$47,509	$119,087	$89,224

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Mar 31, 2014	Balance at Jun 30, 2014	Balance at Acquisition Date	Balance at Mar 31, 2014	Balance at Jun 30, 2014	Balance at Acquisition Date		Balance at Mar 31, 2014	Balance at Jun 30, 2014
Loan marks:
Previously acquired banks (N)	$159,627	$77,163	$67,578	$63,547	$42,025	$32,450	$223,174		$119,188	$100,028
2014 acquisition (O)	65,962	-	55,749	68,359	-	68,359	134,321		-	124,108
Total	$225,589	$77,163	$123,327	$131,906	$42,025	$100,809	$357,495		$119,188	$224,136

Acquired portfolio loan balances:
Previously acquired banks (N)	$3,839,648	$2,123,805	$1,863,751	$135,279	$82,127	$70,292	$3,974,927		$2,205,932	$1,934,043
2014 acquisition (O)	1,617,287	-	1,128,510	120,567	-	110,582	1,737,854		-	1,239,092
Total	$5,456,935	$2,123,805	$2,992,261	$255,846	$82,127	$180,874	$5,712,781	(P)	$2,205,932	$3,173,135

(L)	Non-GAAP financial measure.
(M)

Using effective tax rate of 33.2%, 33.3%, 33.1%, 33.0% and 32.8% for the three month periods ended June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively, and 33.2% and 32.6% for the six month periods ended June 30, 2014 and 2013, respectively.

(N)	Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, East Texas Financial Services, Coppermark and FVNB.
(O)	F&M was acquired on April 1, 2014. During the second quarter of 2014, F&M added $1.738 billion in loans with related purchase accounting adjustments of $134.321 million at acquisition date.
(P)	Actual principal balances acquired.

	Three Months Ended
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
YIELD TREND

Interest-Earning Assets:
Loans	5.87%	5.60%	6.06%	6.06%	5.89%
Investment securities (Q)	2.19%	2.25%	2.24%	2.08%	1.98%
Federal funds sold and other earning assets	0.30%	0.19%	0.29%	0.22%	0.87%
Total interest-earning assets	4.05%	3.83%	4.03%	3.80%	3.67%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.26%	0.24%	0.25%	0.28%	0.33%
Savings and money market deposits	0.26%	0.26%	0.26%	0.27%	0.30%
Certificates and other time deposits	0.60%	0.59%	0.60%	0.59%	0.61%
Securities sold under repurchase agreements	0.27%	0.28%	0.28%	0.28%	0.27%
Other borrowings	0.54%	1.23%	0.42%	0.23%	0.35%
Junior subordinated debentures	2.60%	2.53%	2.61%	2.85%	2.86%
Total interest-bearing liabilities	0.38%	0.36%	0.37%	0.37%	0.40%

Net Interest Margin	3.78%	3.57%	3.76%	3.53%	3.37%
Net Interest Margin (tax equivalent)	3.83%	3.62%	3.82%	3.59%	3.43%

(Q) Yield on securities was impacted by net premium amortization of $12,837, $12,280, $12,017, $15,136 and $18,838 for the three month periods ended June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	June 30, 2013
Balance Sheet Averages
Total loans	$9,468,136	$7,755,997	$7,238,438	$6,173,394	$6,114,598
Investment securities	8,748,322	8,466,946	7,992,673	8,015,221	7,964,157
Federal funds sold and other earning assets	234,302	101,700	103,413	27,451	35,113
Total interest-earning assets	18,450,760	16,324,643	15,334,524	14,216,066	14,113,868
Allowance for credit losses	(72,587)	(67,222)	(60,170)	(56,765)	(57,754)
Cash and due from banks	284,432	255,297	232,666	189,082	279,271
Goodwill	1,803,534	1,673,216	1,560,905	1,351,236	1,331,568
Core deposit intangibles, net	38,469	38,754	30,641	25,938	25,893
Other real estate	8,562	7,885	7,254	9,494	19,605
Fixed assets, net	292,075	282,411	251,688	231,480	223,769
Other assets	512,303	293,330	419,122	227,738	234,710
Total assets	$21,317,548	$18,808,314	$17,776,630	$16,194,269	$16,170,930

Noninterest-bearing deposits	$4,735,575	$4,018,094	$3,860,296	$3,308,158	$3,295,211
Interest-bearing demand deposits	3,568,475	3,554,366	2,963,899	2,400,555	2,580,750
Savings and money market deposits	5,479,978	4,992,442	4,654,044	4,233,911	4,261,466
Certificates and other time deposits	3,379,819	2,816,701	2,712,699	2,489,848	2,543,895
Total deposits	17,163,847	15,381,603	14,190,938	12,432,472	12,681,322
Securities sold under repurchase agreements	382,692	347,747	398,100	455,276	471,430
Other borrowings	140,906	51,932	210,492	772,083	541,034
Junior subordinated debentures	167,531	124,231	111,172	85,055	85,055
Other liabilities	365,169	82,288	223,394	73,571	69,741
Shareholders' equity	3,097,403	2,820,513	2,642,534	2,375,812	2,322,348
Total liabilities and equity	$21,317,548	$18,808,314	$17,776,630	$16,194,269	$16,170,930

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Jun 30, 2014		Mar 31, 2014		Dec 31, 2013		Sep 30, 2013		Jun 30, 2013
Period End Balances

Loan Portfolio
Commercial and other	$2,139,983	23.0%	$1,312,405	16.9%	$1,322,975	17.0%	$1,028,799	16.6%	$999,677	16.2%
Construction, land development and other land loans	1,005,099	10.8%	888,985	11.5%	865,511	11.1%	703,193	11.4%	694,585	11.2%
1-4 family residential	2,153,801	23.1%	1,906,480	24.7%	1,870,365	24.2%	1,503,771	24.4%	1,452,268	23.7%
Home equity	267,759	2.9%	263,966	3.4%	261,355	3.4%	211,742	3.4%	208,739	3.4%
Commercial real estate	3,027,945	32.6%	2,709,386	34.9%	2,753,797	35.3%	2,304,862	37.2%	2,390,820	38.6%
Agriculture (including farmland)	542,360	5.8%	512,857	6.6%	531,258	6.8%	321,518	5.2%	314,945	5.1%
Consumer and other	171,215	1.8%	158,321	2.0%	169,960	2.2%	108,704	1.8%	111,449	1.8%
Total loans	$9,308,162		$7,752,400		$7,775,221		$6,182,589		$6,172,483

Deposit Types
Noninterest-bearing DDA	$4,921,398	28.5%	$4,142,042	26.9%	$4,108,835	26.9%	$3,368,357	27.0%	$3,283,082	26.0%
Interest-bearing DDA	3,467,826	20.1%	3,446,375	22.3%	3,470,316	22.7%	2,366,997	19.0%	2,483,428	19.9%
Money market	3,861,339	22.3%	3,468,016	22.4%	3,320,062	21.7%	2,834,172	22.8%	2,868,880	23.0%
Savings	1,707,645	9.9%	1,630,395	10.5%	1,571,504	10.3%	1,413,153	11.3%	1,371,214	11.0%
Certificates and other time deposits	3,322,847	19.2%	2,773,229	17.9%	2,820,554	18.4%	2,473,120	19.9%	2,502,046	20.1%
Total deposits	$17,281,055		$15,460,057		$15,291,271		$12,455,799		$12,508,650

Loan to Deposit Ratio	53.9%		50.1%		50.8%		49.6%		49.3%

Construction Loans
Single family residential construction	$316,579	31.2%	$292,137	32.6%	$271,491	30.9%	$239,980	33.5%	$234,257	32.9%
Land development	88,947	8.8%	73,974	8.2%	83,820	9.6%	60,927	8.6%	63,857	9.0%
Raw land	62,731	6.2%	55,384	6.2%	48,996	5.6%	52,789	7.4%	59,701	8.4%
Residential lots	138,769	13.7%	118,733	13.2%	122,449	14.0%	95,361	13.4%	91,018	12.8%
Commercial lots	93,200	9.2%	99,300	11.1%	103,878	11.9%	58,085	8.2%	60,960	8.6%
Commercial construction and other	312,870	30.9%	257,942	28.7%	244,124	28.0%	204,940	28.9%	200,633	28.3%
Net unaccreted discount	(7,997)		(8,485)		(9,247)		(8,889)		(15,841)
Total construction loans	$1,005,099		$888,985		$865,511		$703,193		$694,585

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Jun 30, 2014	Jun 30, 2013

Asset Quality
Nonaccrual loans	$23,082	$7,714	$10,231	$4,954	$4,295	$23,082	$4,295
Accruing loans 90 or more days past due	335	3,519	4,947	283	325	335	325
Total nonperforming loans	23,417	11,233	15,178	5,237	4,620	$23,417	4,620
Repossessed assets	11	91	27	18	-	11	-
Other real estate	5,093	7,372	7,299	7,432	10,244	5,093	10,244
Total nonperforming assets	$28,521	$18,696	$22,504	$12,687	$14,864	$28,521	$14,864

Nonperforming assets:
Commercial and industrial	$14,434	$4,748	$3,153	$1,223	$1,191	$14,434	$1,191
Construction, land development and other land loans	2,449	4,053	4,558	4,611	5,898	2,449	5,898
1-4 family residential (including home equity)	6,909	5,435	6,279	2,441	2,112	6,909	2,112
Commercial real estate (including multi-family residential)	3,970	4,196	8,033	4,233	4,330	3,970	4,330
Agriculture (including farmland)	140	104	279	23	1,213	140	1,213
Consumer and other	619	160	202	156	120	619	120
Total	$28,521	$18,696	$22,504	$12,687	$14,864	$28,521	$14,864

Number of loans/properties	179	164	203	128	123	179	123

Allowance for credit losses at end of period	$73,266	$67,096	$67,282	$59,913	$56,176	$73,266	$56,176

Net charge-offs:
Commercial and industrial	$(64)	$81	$7	$119	$148	$17	$207
Construction, land development and other land loans	115	(17)	(12)	(30)	124	98	68
1-4 family residential (including home equity)	406	131	21	15	35	537	137
Commercial real estate (including multi-family residential)	5	60	(311)	(471)	801	65	744
Agriculture (including farmland)	(843)	(81)	(85)	13	13	(924)	6
Consumer and other	536	612	876	642	302	1,148	576
Total	$155	$786	$496	$288	$1,423	$941	$1,738

Asset Quality Ratios
Nonperforming assets to average earning assets	0.15%	0.11%	0.15%	0.09%	0.11%	0.16%	0.11%
Nonperforming assets to loans and other real estate	0.31%	0.24%	0.29%	0.20%	0.24%	0.31%	0.24%
Net charge-offs to average loans (annualized)	0.01%	0.04%	0.03%	0.02%	0.09%	0.02%	0.06%
Allowance for credit losses to total loans	0.79%	0.87%	0.87%	0.97%	0.91%	0.79%	0.91%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	1.15%	1.18%	1.25%	1.20%	1.18%	1.15%	1.18%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

	Three Months Ended					Year-to-Date
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Jun 30, 2014	Jun 30, 2013

Return on average tangible common equity:
Net income	$75,506	$67,137	$62,971	$55,278	$53,844	$142,643	$103,149
Average shareholders' equity	$3,097,403	$2,820,513	$2,642,534	$2,375,812	$2,322,348	$2,960,105	$2,229,634
Less: Average goodwill and other intangible assets	(1,842,003)	(1,711,970)	(1,591,546)	(1,377,174)	(1,357,461)	(1,777,346)	(1,304,811)
Average tangible shareholders’ equity	$1,255,400	$1,108,543	$1,050,988	$998,638	$964,887	$1,182,759	$924,823
Return on average tangible common equity (D)	24.06%	24.23%	23.97%	22.14%	22.32%	24.12%	22.31%

Tangible book value per share:
Shareholders’ equity	$3,120,594	$2,840,754	$2,786,818	$2,389,112	$2,345,282	$3,120,594	$2,345,282
Less: Goodwill and other intangible assets	(1,931,342)	(1,711,706)	(1,712,121)	(1,377,015)	(1,377,522)	(1,931,342)	(1,377,522)
Tangible shareholders’ equity	$1,189,252	$1,129,048	$1,074,697	$1,012,097	$967,760	$1,189,252	$967,760

Period end shares outstanding	69,744	66,261	66,048	60,383	60,315	69,744	60,315
Tangible book value per share:	$17.05	$17.04	$16.27	$16.76	$16.05	$17.05	$16.05

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$1,189,252	$1,129,048	$1,074,697	$1,012,097	$967,760	$1,189,252	$967,760

Total assets	$21,248,106	$18,913,133	$18,642,028	$16,054,279	$16,270,718	$21,248,106	$16,270,718
Less: Goodwill and other intangible assets	(1,931,342)	(1,711,706)	(1,712,121)	(1,377,015)	(1,377,522)	(1,931,342)	(1,377,522)
Tangible assets	$19,316,764	$17,201,427	$16,929,907	$14,677,264	$14,893,196	$19,316,764	$14,893,196

Tangible equity to tangible assets ratio	6.16%	6.56%	6.35%	6.90%	6.50%	6.16%	6.50%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

	Jun 30, 2014	Mar 31, 2014	Jun 30, 2013

Allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$73,266	$67,096	$56,176
Total loans	$9,308,162	$7,752,400	$6,172,483
Less: Fair value of acquired loans accounted for under ASC
Topics 310-20 and 310-30 (does not include new production)	$2,948,999	$2,086,744	$1,418,489
Total loans less acquired loans	$6,359,163	$5,665,656	$4,753,994
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.15%	1.18%	1.18%